SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934


Check the appropriate box:

[   ]	Preliminary Information Statement
[   ]	Confidential, for Use of the Commission Only (as permitted by
Rule 14c-5(d)(2))
[ X ]	Definitive Information Statement


ACOLA CORP.
-------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)


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[   ]	Fee computed on table below per Exchange Act Rules 14c-5(g)
and 0-11.

1)     Title of each class of securities to which transaction applies:
2)     Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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5)     Total fee paid:

[   ]	Fee paid previously with preliminary materials.

[   ]	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)     Amount Previously Paid:
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4)	 Date Filed:


                    INFORMATION STATEMENT
                              OF
                          ACOLA CORP.
                    5503 BLOSSOM STREET
                    HOUSTON, TEXAS 77007



We Are Not Asking You For A Proxy And You Are Requested Not To Send Us
A Proxy.

This Information Statement is first being furnished on or about February 17, 2004 to the holders of record as of the close of business on January 30, 2004 of the common stock of Acola, Corp. ("Acola").

Acola's Board of Directors has approved, and three stockholders owning 1,940,000 shares and 31,514,198 shares respectively of the 2,000,000 shares of Acola's Class B common stock and the 39,505,065 shares of Acola's
Class A common stock (sometimes referred to as the "Common Stock") outstanding as of January 30, 2004, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of outstanding shares of each Class of Common Stock and of the Common Stock as a whole and are sufficient under the Delaware General Corporation Law and Acola's By-Laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Acola for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, and Section 228(e) of the Delaware General Corporation Law.



                              ACTION BY BOARD OF DIRECTORS
                                          AND
                                 CONSENTING STOCKHOLDERS


GENERAL

Acola will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Acola will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Acola's common stock.

Acola will only deliver one Information Statement to multiple security holders sharing an address unless Acola has received contrary instructions from one or more of the security holders. Upon written or oral request, Acola will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.

You should direct any such requests to the following address:

                                   Acola Corp.
                                   ATT.: James N. Baxter
                                   5503 Blossom Street
                                   Houston, Texas 77007
                                   (281) 802-7659






                       INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Acola's Bylaws and the Delaware General Corporation Act, a vote by the holders of at least a majority of each class of Acola's outstanding capital stock is required to effect the action described herein. Acola's Certificate of Incorporation does not authorize cumulative voting. As of the record date, Acola had 39,505,065 voting shares of Class A Common Stock issued and outstanding of which 19,752,534 shares are required to pass any stockholder resolutions; and as of the record date, Acola had 2,000,000 voting shares of Class B Common Stock issued and outstanding of which 1,000,001 shares are required to pass any stockholder resolutions.
The consenting stockholders, who consist of three current stockholders of Acola, are collectively the record and beneficial owners of 1,940,000 shares and 31,514,198 shares respectively of the 2,000,000 shares of Acola's Class B Common stock and 39,505,065 shares of Acola's Class A
Common Stock outstanding as of January 30, 2004, which represents 97%
of the Class B Common Stock, 79.8% of the Class A Common Stock and 80.6% of the issued and outstanding shares of Acola's aggregate Common Stock of both Classes. Pursuant to Section 228(a) of the Delaware General Corporation Act, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated February 2, 2004, attached hereto as Exhibit A. No consideration was paid for the consent. The consenting stockholders' names, affiliations with Acola, and their beneficial holdings are as follows:

Name              Affiliation         Shares Beneficially Held   Percentage
Donald E. Baxter     Director
                 Majority Shareholder    22,712,880 Class  A       57.5%
                                               Common
                                          1,400,000 Class B        70.0%
                                               Common


James N. Baxter   President, CEO          8,801,318 Class A        22.3%
                    & Director                  Common
                                           540,000 Class B         27.0%
                                                Common

Global Investment Record stockholder	28,523,400 [record only]      72.2%
Alliance Inc.     controlled by Donald       Class A Common
                    and James Baxter
                                         2,000,000 [record only]    100%
                                               Class B Common

Total Beneficially                       31,514,198 Class A        79.8%
      Owned                               1,940,000 Class B        97.0%


INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None


PROPOSALS BY SECURITY HOLDERS

None


DISSENTERS' RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 30, 2004, certain information regarding the ownership of Acola's capital stock by each director and executive officer of Acola, each person who is known to Acola to be a beneficial owner of more than 5% of any class of Acola's voting stock, and by all officers and directors of Acola as a group. Unless otherwise indicated below, to Acola's knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of all classes of Acola common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of January 30, 2004 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 2,000,000 and 39,505,065 shares respectively of Class B Common Stock and the Common Stock issued and outstanding on a fully diluted basis, as of January 30, 2004.


                   Name and Address           Amount and Nature     Percent
Title of                Of                     Of Beneficial          Of
Class            Beneficial Owners (1)         Ownership (3)       Class (2)

Class A Common    Donald E. Baxter              22,712,880            57.5%
Stock

Class A Common    James N. Baxter                9,657,020            24.4%
Stock

Class A Common   Hon. Jerry W. Baxter            1,500,000             3.8%
Stock


Class A Common   Richard A. Evans, MD              770,000             1.9%
Stock

Class A Common  All officers and directors as    34,639,900           87.7%
Stock            as a group (four (4)persons      Class A

Class B Common     Donald E. Baxter               1,400,000           70.0%
Stock

Class B Common     James N. Baxter		       600,000           30.0%
Stock

Class B Common    All officers and directors as   2,000,000 Class B   100%
Stock             a group (four (4) persons)


----------------
(1) Unless otherwise noted, the address for each of the named beneficial owners is 5503 Blossom Street, Houston, Texas 77007.
(2) The number of outstanding shares of Class B Common Stock and the Common Stock of Acola is based upon 2,000,000 and 39,505,065 shares respectively.
(3) James N. Baxter's shares Include 855,702 shares of Class A and 60,000 shares of Class B Common Stock owned by his wife, Barbara Brooks-Baxter, as to which he disclaims beneficial ownership.
Included in this table are 28,523,400 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock held of record by Global Investment Alliance Inc., which is beneficially owned 70% by Donald E. Baxter, MD, 27% by James N. Baxter and 3% by Barbara Brooks-Baxter.

CHANGE IN CONTROL

	Acola has entered into a letter of intent pursuant to which it will issue to Teda Travel Incorporated, a Florida corporation ("Teda"), an amount of common stock equal to approximately 95.5% of the issued and outstanding Acola common stock (the "Reverse Merger") after the actions to be taken described in this Information Statement. It is contemplated that Teda will take over control of Acola upon consummation of the Reverse Merger.





NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING
STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of Acola's Board of Directors (the "Board") and the written consent of the consenting stockholders:

ACTION 1
REVERSE STOCK SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and the consenting stockholders have approved a resolution, attached as Exhibit A hereto, to effect a one-for-forty (1:40) reverse stock split of both the Class B Common Stock and the Class A Common Stock of Acola (the "Reverse Split"). The Board and the consenting stockholders believe that the Reverse Split is in Acola's best interests, principally because it will prepare Acola for the Reverse Merger. The resulting reduction in the number of issued and outstanding shares of Acola common stock will provide it with the necessary authorized but unissued shares to consummate the Reverse Merger.

The immediate effect of the Reverse Split will be to reduce the total number of shares of Acola common stock from approximately 41,505,065 to approximately 1,037,627 presently issued and outstanding. While the Reverse Split is consummated principally in anticipation of the Reverse Merger, there is no guarantee that the parties to the Reverse Merger will actually consummate the Reverse Merger since the definitive agreements have not been executed.

However, the Reverse Split will affect all of the holders of all classes of Acola's common stock uniformly and will not affect any stockholder's percentage ownership interest in Acola or proportionate voting power, except for insignificant changes that will result from the exchange of fractional shares for cash.

The Reverse Split is expected to become effective on or about March 8, 2004 (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of all classes of Acola's common stock and without regard to current certificates representing shares of all classes of Acola common stock being physically surrendered for certificates representing the number of shares of all classes of Acola common stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates of Acola common stock will not be issued.

No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of any class of Acola common stock that is not evenly divisible by 40 will receive cash in lieu of any fractional shares.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement.
Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.


EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S
TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE
REVERSE SPLIT.

No gain or loss should be recognized by a stockholder as a result of the Reverse Split; provided however, any amounts received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares received in the Reverse Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Split. Acola's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no a ssurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.


ACTION 2
CONVERSION AND ELIMINATION OF THE
CLASS B COMMON STOCK

The Board has unanimously adopted and the consenting stockholders have approved a resolution to effect a reclassification of the Class B Common Stock into the Common Stock (the "Reclassification"). The effect of this reclassification is to eliminate the special rights provided to holders of the Class B Common Stock and to have just one class of common stock. The Class B Common Stock is currently entitled to 100 votes per share on all matters to be voted on by Acola stockholders. The 2,000,000 shares of Class B Common Stock currently issued and outstanding, upon the Effective Date, will be reclassified to 2,000,000 shares of Common Stock, which will be entitled to only one vote per share and which will also be subject to the Reverse Split. Thus, the 2,000,000 shares of Class B Common Stock currently issued and outstanding will ultimately become 50,000 shares of Acola Common Stock.

Before this action the authorized capital stock of Acola consisted of 100,000,000 shares of Common Stock, 5,000,000 shares of which were classified as Class B Common Stock, and 5,000,000 shares of Preferred Stock, par value $.001 per share. As a result of this action, as of the Effective Date, the total number of shares which the Corporation shall have authority to issue will be 105,000,000 shares of capital stock, which shall be divided into 100,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share.

The Board and the consenting stockholders believe that the Reclassification is in Acola's best interests, principally because it will prepare Acola for the Reverse Merger. While the Reclassification is consummated principally in anticipation of the Reverse Merger, there is no guarantee that the parties to the Reverse Merger will actually consummate the Reverse Merger since the definitive agreements have not been executed.

There are no arrears in dividend or defaults with respect to the Class B Common Stock.



These two actions are not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of Acola in effect on the date of this Information Statement. However, Acola stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of Acola or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving Acola. Acola, however, is anticipating a take over of Acola pursuant to the Reverse Merger.



                             EXHIBIT A


                        JOINT WRITTEN CONSENT
                             OF THE
                        BOARD OF DIRECTORS
                              AND
                       MAJORITY STOCKHOLDERS
                              OF
                          ACOLA CORP.
                       a Delaware Corporation



The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding capital stock and a majority of each class of outstanding capital stock of Acola, Corp., a Delaware corporation (the "Corporation"), acting pursuant to the authority granted by Sections 228 and 141(f) of the Delaware General Corporation Law, and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of February 1, 2004:

       AMENDMENT TO CERTIFICATE OF INCORPORATION
(1 FOR 40 STOCK SPLIT & RECLASSIFICATION OF CLASS B COMMON STOCK)

WHEREAS, it is proposed that the Corporation amend its Certificate of Incorporation, substantially in the form of Exhibit A attached hereto (the "Certificate of Amendment") to effect a 1 for 40 stock split and to reclassify the Class B Common Stock into the Common Stock;

WHEREAS, the Board has approved in advance that this action may be taken by written consent of the stockholders in lieu of a special meeting of the stockholders.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended as set forth in the Certificate of Amendment;

RESOLVED FURTHER, that the Certificate of Amendment be, and hereby is, approved and adopted in all material respects;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the "Schedule 14C") informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Delaware the Certificate of Amendment, in accordance with applicable law;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

					DIRECTORS:


					/s/ Donald E. Baxter, MD
					____________________________________
					Donald E. Baxter, MD


					/s/ James N. Baxter
					____________________________________
					James N. Baxter

                                       /s/ Jerry W. Baxter
					__________________________________
					Jerry W. Baxter

           				 /s/ Richard A. Evans, MD
               			        _______________________
				        Richard A. Evans, MD


	                                  STOCKHOLDERS:

					Global Investment Alliance, Inc.
				        By: /s/ James N. Baxter
					_____________________
					James N. Baxter
                                        President
					[Record holder]:
					Common Shares:	28,523,400
					Class B Shares:	2,000,000

                                        /s/ Donald E. Baxter, MD
					____________________________________
					Donald E. Baxter, MD

					Common Shares: 22,712,880
					Class B Common Shares: 1,400,000


					/s/ James N. Baxter
					____________________________________
					James N. Baxter
					Common Shares: 8,801,318
					Class B Common Shares: 540,000















                             EXHIBIT A TO THE
                        JOINT WRITTEN CONSENT OF THE
                            BOARD OF DIRECTORS AND
                       MAJORITY STOCKHOLDERS OF ACOLA CORP.

                           CERTIFICATE OF AMENDMENT

                               STATE of DELAWARE
                            CERTIFICATE of AMENDMENT of
                            CERTIFICATE of INCORPORATION
                                  of ACOLA CORP.


ACOLA CORP. (the "Corporation") a corporation organized and existing under and by virtue of the Delaware General Corporation Law ("DGCL") does hereby certify:

FIRST:    That the Board of Directors of the Corporation, by the
unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that, to effectuate the Reverse Stock Split and Reclassification of Class B Common Stock, Article V of the Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate of Incorporation"), be amended by adding the following paragraphs thereto:

Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Date"), each forty (40) shares of Common Stock, par value $.001 per share ("Old Common Stock"), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically reclassified as and converted into one (1) share of Common Stock, par value $.001 per share ("New Common Stock"), of the Corporation. Each share of New Common Stock shall be entitled to one vote.

Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective in accordance with the General Corporation Law of the State of Delaware, each forty (40) share of Class B Common Stock, par value $.001 per share ("Old Class B Common Stock"), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically reclassified as and converted into one
(1) share of Common Stock, par value $.001 per share ("New Common Stock"), of the Corporation. Each share of New Common Stock shall be entitled to one vote.

Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock or Old Class B Common Stock in connection with the foregoing reclassification of shares of Old Common Stock and Old Class B Common Stock, and no certificates or scrip representing any such fractional shares shall be issued. In lieu of such fraction of a share, and upon surrender of the certificate or certificates representing the Old Common Stock and Old Class B Common Stock as provided below, any holder of Old Common Stock and Old Class B Common Stock who would otherwise be entitled to receive a fraction of a share of New Common Stock, after aggregating all fractional shares of New Common Stock to which any such holder would otherwise be entitled, shall be entitled to receive cash in lieu of any fractional shares.

Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock or Old Class B Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock or Old
Class B Common Stock represented by such certificate shall have been reclassified. A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Common Stock and Old Class B Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock or Old Class B Common Stock represented by such certificate shall have been reclassified. Each stockholder who owns fewer than 40 shares of record immediately prior to the Effective Date will not have any rights with respect to the New Common Stock and will only have the right to receive cash in lieu of the fractional shares to which the stockholder would otherwise be entitled.

As of the Effective Date, the total number of shares which the Corporation shall have authority to issue is 105,000,000 shares of Capital Stock, which shall be divided into 100,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share.

SECOND:    That in lieu of a meeting and vote of the stockholders of the
Corporation, a majority of the holders of the Corporation's Common Stock, voting as a class, and a majority of the holders of the Corporation's Class B Common Stock, voting as a class, have given their written consent to said amendment in accordance with the provisions of Section 228 of the DGCL, and written notice of the adoption of the amendment has been given as provided in Section 228 of the DGCL to every stockholder entitled to such notice.

THIRD:    That the foregoing amendment of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.


IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this __ day of February, 2004.

      ACOLA CORP.

By:
       _________________
	James N. Baxter
	President